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                                                                     EXHIBIT 1.1

                      Interstate Hotels & Resorts, Inc.(1)

                                9,500,000 Shares
                                  Common Stock
                               ($0.01 par value)

                             Underwriting Agreement

                                                              New York, New York
                                                               November __, 2003

Citigroup Global Markets Inc.
Credit Lyonnais Securities (USA) Inc.
SG Cowen Securities Corporation
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

Interstate Hotels & Resorts, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), proposes to sell to you (collectively, the "Underwriters"), 8,500,000 shares of Common Stock, $0.01 par value (the "Common Stock"), of the Company in the amounts specified in Schedule I hereto, and the persons named in Schedule II hereto (the "Selling Stockholders") propose to sell to the Underwriters 1,000,000 shares of Common Stock (said shares to be issued and sold by the Company and shares to be sold by the Selling Stockholders collectively being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to 1,425,000 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. It is understood that in connection with the offering and sale of the Securities the form of prospectus for purposes of distribution to Canadian Persons shall have a Canadian "wrap-around." Certain terms used herein are defined in Section 17 hereof.

                  1.       Representations and Warranties.

                  (i) The Company represents and warrants, and agrees with each Underwriter as set forth below in this Section 1.

--------------------

(1) Plus an option to purchase from the Company up to 1,425,000 additional Securities to cover over-allotments.

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                  (a)      The Company has all requisite corporate power and
         authority, and has taken all corporate action necessary, to execute, deliver and perform this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (b) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file no. 333-110046) on Form S-3, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company has filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or
         (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised the Underwriters, prior to the Execution Time, will be included or made therein.

                  (c) On the Effective Date and on the date any post-effective amendment becomes effective, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

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                  (d)      Each of the Company and each of its Significant
         Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X.) (the "Significant Subsidiaries") has been duly formed or incorporated and is validly existing as a limited liability company, limited partnership or corporation, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full limited liability company, limited partnership or corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"), and is duly qualified to do business as a foreign limited liability company, limited partnership or corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

                  (e) All the outstanding shares of capital stock, membership interests or partnership interests of each of the Company, each Significant Subsidiary and BridgeStreet Corporate Housing Worldwide, Inc. ("BridgeStreet") have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock, membership interests or partnership interests of the Significant Subsidiaries and BridgeStreet are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances other than security interests granted under the Senior Secured Credit Agreement, dated July 31, 2002, among the Company, Lehman Brothers, Inc., Societe Generale, SG Cowen Securities Corporation, Salomon Smith Barney, Inc., Credit Lyonnais New York Branch, The Bank of Nova Scotia and the various other lenders and parties named therein (the "Senior Credit Facility"). The Company owns, directly or indirectly, shares of capital stock, membership interests or partnership interests in certain entities as described under the heading "Business - Hotel Management - Joint Ventures" of the Registration Statement (such entities, the "Joint Ventures"), free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances other than (i) security interests granted to lenders to such Joint Ventures for financing of acquisitions and (ii) security interests granted under the Senior Credit Facility.

                  (f) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock (including the Securities being sold hereunder by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities being sold by the Selling Stockholders are duly listed, and admitted and authorized for trading, on the New York Stock Exchange and the Securities being sold hereunder by the Company are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New

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         York Stock Exchange; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities, except for such rights of the Selling Stockholders as have been effectively waived (except with respect to the Securities being sold hereunder by the Selling Stockholders); and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

                  (g) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings "Risk Factors - Our relationship with Meristar Hospitality may lead to general conflicts of interest that adversely affect stockholders' interest", "Risk Factors - We may be adversely affected by the limitations in our franchising and licensing agreements", "Risk Factors - Costs of compliance with environmental laws and regulations could adversely affect operating results", "Risk Factors - Aspects of hotel, resort, conference center, corporate housing and restaurant operations are subject to government regulations, and changes in regulations may have significant effects on business", "Risk Factors - Our stockholders rights plan, the anti-takeover defense provisions of our charter documents and the large ownership stake of an investor group may deter potential acquirors and depress our stock price", "Risk Factors - Our ability to utilize some of our net operating loss carryforwards may be limited", "Business - Relationship with MeriStar Hospitality", "Business - Intellectual Property and Franchises," "Business - Governmental Regulation", "Business - The Operating Partnership", "Management - Our Board Composition Agreement", "Certain Relationships and Related Transactions
         - Registration Rights Agreement", "Description of Capital Stock", and "United States Federal Income Tax Consequences", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate and fair summaries of such legal matters, agreements, documents or proceedings.

                  (h) Neither the Company nor any of its Significant Subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be required to be registered as an "investment company" as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  (i) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained or given and such as may be required from the New York Stock Exchange, Inc., the National Association of Securities Dealers, Inc. or under the blue sky laws of any jurisdiction and the federal and/or provincial laws of Canada in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

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                  (j)      Neither the issue and sale of the Securities nor the
         consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any of its Significant Subsidiaries or BridgeStreet pursuant to, (i) the charter or by-laws (or equivalent) of the Company or any of its Significant Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, any of its Significant Subsidiaries or BridgeStreet is a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries or BridgeStreet or of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its Significant Subsidiaries or BridgeStreet, or any of their respective properties.

                  (k) Except as disclosed in or contemplated by the Registration Statement and Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except for such rights of the Selling Stockholders, as have been effectively waived (except with respect to the Securities being sold hereunder by the Selling Stockholders).

                  (l) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The additional selected financial data set forth under the caption "Selected Historical Condensed Consolidated Financial Information" and included in the financial statements in the Prospectus and Registration Statement fairly present, in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Prospectus and the Registration Statement (including, without limitation, under the heading "Unaudited Pro Forma Combined Financial Information" and under the financial statements) include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. Since the latest date of the financial statements included or incorporated by reference in the Prospectus and the Registration Statement, neither the Company, any of its Significant Subsidiaries nor BridgeStreet has incurred any material

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         loss or interference in its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as described in or contemplated by the Registration Statement or the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company, its Significant Subsidiaries or BridgeStreet or any Material Adverse Effect, other than as described in or contemplated by the Prospectus and the Registration Statement.

                  (m) Except as disclosed in the Registration Statement and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries or its or their property is pending or, to the Company's knowledge, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (ii) would reasonably be expected to have a Material Adverse Effect.

                  (n) Each of the Company and each of its Significant Subsidiaries own or lease all such properties as are necessary to the conduct of its operations as presently conducted.

                  (o) Neither the Company nor any Significant Subsidiary is in violation or default of (i) any provision of its charter or bylaws (or equivalent), (ii) other than as described in or contemplated by the Registration Statement and the Prospectus, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) of this Section where such violation(s) or default(s) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (p) KPMG LLP and PriceWaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their respective report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder during the respective periods covered by the financial statements on which they reported.

                  (q) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

                  (r) The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof

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         (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect. Each Significant Subsidiary that is a partnership or limited liability company will be treated as a partnership, and not as an association taxable as a corporation or a publicly traded partnership, for federal income tax purposes.

                  (s) Except as disclosed in the Registration Statement and the Prospectus, no labor problem or dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the Company's knowledge, is threatened or imminent, except where such dispute would not reasonably be expected to have a Material Adverse Effect.

                  (t) Except as disclosed in the Registration Statement and the Prospectus: (i) the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; (ii) all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except where such failure(s) to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments, except where the failure(s) to be in compliance would not reasonably be expected to have a Material Adverse Effect; (iii) there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except where such denial(s) or reservation(s) would not reasonably be expected to have a Material Adverse Effect; and (iv) neither the Company nor any subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any subsidiary has any reason to believe that: it will not be able to, renew its existing insurance coverage as and when such coverage expires, except where such refusal or failure to renew would not reasonably be expected to have a Material Adverse Effect, or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

                  (u) Except as provided in the Senior Credit Facility, no Significant Subsidiary or BridgeStreet is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary's capital stock, membership interests or partnership interests, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary's property or assets to the Company or any other Significant Subsidiary, except as described in or contemplated by the Prospectus (exclusive of any supplement thereto).

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                  (v)      The Company and its subsidiaries possess all material
         licenses, certificates, permits and other authorizations (including, without limitation, related to brokerage) issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except where the failure to posses such licenses, certificates, permits and authorizations would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

                  (w) The Company, BridgeStreet and each of the Company's Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (y) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of and are not aware of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (z) Except as disclosed in or contemplated by the Registration Statement and Prospectus, the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder ("ERISA"), has been satisfied by each "pension plan" (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its Significant Subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and its Significant Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its

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         Significant Subsidiaries maintains or is required to contribute to a
         "welfare plan" (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than "continuation coverage" (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its Significant Subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its Significant Subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under
         Section 4062, 4063, or 4064 of ERISA or any other liability under Title IV of ERISA.

                  (aa) There is and has been no material failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"); including Section 402 related to loans and Sections 302 and 906 related to certifications.

                  (bb) Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA (as defined below), including, without limitation, making use of the mails, or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries, and their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

                  (cc) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company's knowledge, threatened.

                  (dd) Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the

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         proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, Joint Venture, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

                  (ee) The only Significant Subsidiary of the Company is Interstate Operating Company, L.P. ("IOC").

                  (ff) Except as disclosed in or contemplated by the Registration Statement and Prospectus, the Company and its subsidiaries own, possess, license or have other rights to use, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted, except where the failure to have such ownership, possession, license or rights would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Prospectus under the captions "Risk Factors - We may be adversely affected by the limitations in our franchising and licensing agreements", and "Business - Intellectual Property and Franchises" and except as would not reasonably be expected to have a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) there is, to the Company's knowledge, no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company's knowledge, threatened, action, suit, proceeding or claim by others challenging the Company's or any Significant Subsidiary's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim. The Company has no U.S. patent or published U.S. patent application.

                  (gg) Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

                  (hh) Neither the Company nor any of its Significant Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of any state or federal jurisdiction.

                  (ii) Except as disclosed in or contemplated by the Registration Statement and the Prospectus, none of the Company or any of its Significant Subsidiaries nor any other subsidiary that manages any hotels, are required, under any agreement in connection with its investments or Joint Ventures or under any hotel management agreement, hotel operating agreement, lease or any other similar agreement to which they are a party (such agreements, collectively, the "Management Agreements") to (i) repay any base fees, incentive fees or other amounts or (ii) make any investments or loans, except where the failure to pay such fees or make such investments or loans would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (jj) Except as disclosed in or contemplated by the Registration Statement and the Prospectus, neither the Company nor any of its Significant Subsidiaries nor any other subsidiary that manages any hotels has received any notice from any owner(s) of properties any of them manages in which such person has: (i) threatened any action adverse to the Company or its Significant Subsidiaries; (ii) notified the Company or any of its Significant Subsidiaries of their failure to perform under any Management Agreement; or (iii) notified the Company or any of its Significant Subsidiaries of its intention to terminate or modify the Management Agreement; nor do there exist any events, conditions or circumstances which are reasonably likely to result in any such termination, except where any such action, failure to perform, termination or modification, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All Management Agreements are in full force and effect and are enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and general equitable principles and except where the failure to be enforceable or to be in full force or effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (kk) Except as disclosed in the Registration Statement and the Prospectus, there is no material restriction on the ability of the Company or its Significant Subsidiaries to repatriate its earnings from any of its foreign operations (including Russia).

                  (ll) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, free and clear of all liens, encumbrances and defects, except such as are disclosed in the Registration Statement or the Prospectus or would reasonably be expected to have a Material Adverse Effect; and all assets held by the Company or its subsidiaries under leases are held by them under valid, subsisting and enforceable leases, except as would reasonably be expected to have a Material Adverse Effect.

                  (mm) Except as disclosed in the Registration Statement and the Prospectus, none of the Company's or any Significant Subsidiary's fee or leasehold interests in any real property is subject to any outstanding purchase options, rights of first refusal, rights of first offer or similar rights, other than such options or rights which would not reasonably be expected to have a Material Adverse Effect, nor have the Company or any of its Significant Subsidiaries entered into any outstanding contracts with others for the sale, mortgage, pledge, hypothecation, assignment, sublease or lease of or of any material portion of or rights to the real estate properties owned, directly or indirectly, by the Company or any of its Significant Subsidiaries except for leases entered in the ordinary course of business and that which would not reasonably be expected to have a Material Adverse Effect.

                  (nn) Except as disclosed in the Registration Statement and Prospectus and except as would not reasonably be expected to have a Material Adverse Effect, other than the Intercompany Agreement, dated as of August 3, 1998, among MeriStar Hospitality Corporation, MeriStar Hospitality Operating Partnership, L.P., MeriStar Hotels & Resorts, Inc. and MeriStar H&R Operating Partnership, L.P., the Company's
         Senior Credit Facility and franchise agreements between the Company or any of its Significant Subsidiaries with certain franchisors, neither the Company nor any Significant Subsidiary is a party to any agreement that purports to restrict the Company or any Significant Subsidiary or any of their affiliates, individually or collectively, from engaging, directly or indirectly, in any business currently engaged in by the Company or any of its Significant Subsidiaries and none of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts the Company or any of its Significant Subsidiaries or any of their affiliates, directly or indirectly, from engaging in a ny such business.

                  Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each of the Underwriters.

                  (ii) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

                  (a) Such Selling Stockholder has all requisite partnership power and authority to, and has taken all partnership action necessary, to execute, deliver and perform this Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

                  (b) Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and, assuming that each of the Underwriters acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code ("UCC")), the Underwriter that has purchased such Securities delivered pursuant to the Custody Agreement (as defined below) by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against each such Underwriter with respect to such Securities.

                  (c) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (d) Certificates in negotiable form for such Selling Stockholder's Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized, executed and delivered by such Selling Stockholder, in the form heretofore furnished to the Selling Stockholders (the "Custody Agreement") with Equiserve Trust Company, N.A., as Custodian (the "Custodian").

                  (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained or given and such as may be required from the New York Stock Exchange, Inc., the National Association of Dealers, Inc. or as may be required under the blue sky laws of any jurisdiction and/or the federal and provincial securities laws of Canada in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

                  (f) Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the agreement of limited partnership of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

                  (g) The sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its Significant Subsidiaries which is not set forth in the Prospectus or any supplement thereto.

                  (h) Solely in respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation thereof: (i) on the

         Effective Date the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, (ii) on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Any certificate signed by any officer of any Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a joint and several representation and warranty by the Selling Stockholders, as to matters covered thereby, to each Underwriter.

                  2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $[___] per share, the amount of Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase from the Company, severally and not jointly, up to 1,425,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Underwriters to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities to be sold by the Company is 1,425,000. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Underwriters in their absolute discretion shall make to eliminate any fractional shares.

                  3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on [________], 2003, or at such time on such later date not more than three Business Days after the foregoing date as Citigroup Global Markets Inc. shall designate, which date and time may be postponed by agreement among the Underwriters, the Company and the Selling Stockholders (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Underwriters for their respective accounts against payment by the Underwriters of the respective aggregate purchase prices of the Securities being sold by the Company and each of the

Selling Stockholders to or upon the order of the Company and the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Stockholders. Unless the Underwriters shall otherwise instruct: (a) delivery of the Underwritten Securities and the Option Securities (other than the Securities being sold by the Selling Stockholders) shall be made through the facilities of the Depository Trust Company; and (b) delivery of the Securities being sold by the Selling Stockholders shall be made pursuant to the terms of the Custody Agreement. Certificates for any such Securities shall be registered in such names and in such denominations as Citigroup Global Markets Inc. may request not less than two Business Days in advance of the Closing Date.

                  The Company will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriters of the Securities to be purchased by it from each Selling Stockholder and the Underwriters will pay any additional stock transfer taxes involved in further transfers.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, on the date specified by Citigroup Global Markets Inc. (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Underwriters on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

                  5.       Agreements.

                           (i)      The Company agrees with each of the
                  Underwriters that:

                           (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Underwriters a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Underwriters reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriters (such approval not to be unreasonably withheld) with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective,
                  (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                           (b) If, at any time when a prospectus relating to the Securities is required to be delivered by the Underwriters under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Underwriters of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to the Underwriters in such quantities as they may reasonably request.

                           (c) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its consolidated subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                           (d) The Company will furnish to each Underwriter and counsel for each Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as each Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                           (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                           (f) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, the Company may issue Common Stock issuable upon the conversion or redemption of securities, including the redemption of partnership units of IOC, or the exercise of warrants outstanding at the Execution Time and the Company may issue and sell the Securities as provided in this Agreement.

                           (g) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and to use its commercially reasonable efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

                           (h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                           (ii) Each of the Selling Stockholders, severally and not jointly, agrees with each of the Underwriters that:

                           (a) Such Selling Stockholder will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Stockholder or any affiliate of such Selling Stockholder or any person in privity with such Selling Stockholder or any affiliate of such Selling Stockholder), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement, other than (a) shares of Common Stock disposed of as bona fide gifts approved by Citigroup Global Markets, Inc., (b) the disposition of all of such Selling Stockholders' shares of Common Stock in a single private sale, exempt from registration under the Act to an entity wholly owned by any one or more of Karim J. Alibhai, Mahmood J. Khimji and Sherwood M. Weiser, which entity also assumes the terms of this Agreement pursuant to the joinder attached hereto as Exhibit C, (c) the distribution in kind of shares of Common Stock by such Selling Stockholder to its partners, each of which distributee partner also assumes the terms of this Agreement pursuant to the joinder attached hereto as Exhibit C, (d) the trading of Common Stock, or any derivative thereof, in the ordinary course of business by affiliates of Lehman Brothers Inc. other than the Selling Stockholders and (e) Securities sold pursuant to this Agreement.

                           (b) Each Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                           (c) Each Selling Stockholder will advise the Underwriters promptly, and if requested by the Underwriters, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an Underwriter or dealer may be required under the Act, of any change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder.

                  6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company and the Selling Stockholders contained herein that are not qualified by materiality and the accuracy in all respects of the representations and warranties on the part of the Company and the Selling Stockholders contained herein that are qualified by materiality, in each case as of the Execution Time, the Effective Date, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling

Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless Citigroup Global Markets Inc. agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have requested and caused Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, to have furnished to the Underwriters their opinion, dated the Closing Date and addressed to the Underwriters, to the effect that:

                           (i)      The Company is a corporation duly
                  incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to own and hold its properties and conduct its business as described in the Registration Statement; solely in reliance on certificates of public officials in the respective jurisdictions, the Company is duly qualified to do business as a foreign corporation or limited partnership and is in good standing under the laws of each of the jurisdictions listed on a schedule to such opinion;

                           (ii) Each of IOC and BridgeStreet is duly organized, validly existing and in good standing under the laws of the State of Delaware and each has all necessary partnership or corporate, as the case may be, power and authority to own and hold its properties and conduct its business as described in the Registration Statement; solely in reliance on certificates of public officials in the respective jurisdictions, IOC is duly qualified to do business as a foreign corporation or limited partnership and is in good standing under the laws of each of the jurisdictions listed on a schedule to such opinion and BridgeStreet is duly qualified to do business as a foreign corporation or limited partnership and is in good standing under the laws of each of the jurisdictions listed on a schedule to such opinion;

                           (iii)    The Company's authorized equity
                  capitalization is as set forth in the Prospectus;

                           (iv) The Securities have been duly authorized by all necessary corporate action on the part of the Company and (other than with respect to the

                  Securities sold by the Selling Stockholders), when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

                          (v) Except as described in the Prospectus and except for such rights of the Selling Stockholders, there are no preemptive or other similar rights to subscribe for or to purchase shares of Common Stock in the Company's certificate of incorporation or by-laws, each as in effect on the date of this letter, or in any agreement or other outstanding instrument known to such counsel to which the Company is a party, or under the General Corporation Law of the State of Delaware.

                          (vi) the Securities being sold by the Selling Stockholders are duly listed, and admitted and authorized for trading, on the New York Stock Exchange and the Securities being sold hereunder by the Company are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange

                          (vii) To the knowledge of such counsel, except as disclosed in the Registration Statement and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries or its or their property is pending or threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (ii) would reasonably be expected to have a Material Adverse Effect.

                          (viii) The statements included in the Prospectus under the headings "Business - Relationship with MeriStar Hospitality", "Business - The Operating Partnership", "Management - Our Board Composition Agreement", "Business - Intellectual Property and Franchises," "Business - Governmental Regulations," and "Certain Relationships and Related Transactions", to the extent that they constitute summaries of United States Federal statutes, rules and regulations or portions thereof, are accurate in all material respects;

                          (ix) The statements in the Prospectus under the heading "United States Federal Income Tax Consequences," to the extent they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described under that heading in all material respects;

                          (x) The Common Stock of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock." The form of certificate used to evidence the Securities is in due and proper form and complies in all material respects with all applicable requirements of the charter and by-laws of the Company and the General Corporation Law of the State of Delaware;

                          (xi)     The Registration Statement and the
                  Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act, except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, as which such counsel expresses no opinion; and each document filed under the Exchange Act, and incorporated by reference in the Registration Statement and Prospectus (except for financial statements, financial statement schedules and other financial data included in either of them, as to which such counsel expresses no opinion) appears on its face to be appropriately responsive in all material respects when so filed to the requirements of the Exchange Act and the rules and regulations of the Exchange Act;

                          (xii) this Agreement has been duly authorized, executed and delivered by the Company;

                          (xiii)   Neither the Company nor any of its
                  subsidiaries is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus under the heading "Use of Proceeds" none of them will be required to be registered as an "investment company" under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder;

                          (xiv) No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state or foreign securities laws, as to which such counsel expresses no opinion) is required under any applicable law for the issuance or sale of the Securities or the performance by the Company of its obligations under this Agreement. For purposes of this opinion, the term "Governmental Authority" means any executive, legislative, judicial administrative or regulatory body of the State of New York or the United States of America;

                          (xv) The issuance and sale of the Securities by the Company, the compliance by the Company with all the provisions of this Agreement and the performance by the Company of its obligations thereunder, assuming, for purposes of clauses (ii), (iii) and (iv) the compliance by the Underwriters with the requirements of Section 5 of the Act relating to delivery of the Prospectus, will not (i) result in a violation of the charter documents of the Company or any Significant Subsidiary; (ii) breach or result in a default under any agreement, indenture or instrument listed as an Exhibit to the Registration Statement or otherwise referred to in the Registration Statement to which the Company or any of its subsidiaries is a party or is bound or to which any of the properties or assets of the Company or any subsidiary is subject; (iii) violate any Applicable Law or (iv) violate any judgment, or decree of any court or arbitrator known to us, except where, in the event of any breach under (ii), (iii) or
                  (iv) above, such breach or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this opinion (xv), the term "Applicable Law" means the General

                  Corporation Law of the State of Delaware and those laws, rules and regulations of the United States of America and the State of New York, in each case which in our experience are normally applicable to the transactions of the type contemplated by this Agreement and excludes all state securities laws, the anti-fraud requirements under the Act and the Exchange Act; and

                          (xvi) Except as disclosed in the Prospectus, to such counsel's knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement, or included in the offering contemplated by this Agreement, other than the Selling Shareholders, except for such rights as have been duly waived.

                  Such opinion would also include statements to the effect that such counsel had been advised (a) by the New York Stock Exchange, Inc. that the Underwritten Securities are duly authorized for listing, subject to official notice of issuance; and (b) by the staff of the Commission that the Registration Statement and all post-effective amendments, if any, have become effective under the Act as of the relevant date and that, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement had been issues and no proceedings for that purpose are pending before or contemplated by the Commission.

                  The opinion discussed above will also state that such counsel has participated in the preparation of the Registration Statement and the Prospectus and, although the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that such counsel has not undertaken to investigate or verify independently, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in either of them (other than as explicitly stated in paragraphs (v), (viii), (ix), (x) and (xiii)), based upon such participation, no facts have come to such counsel's attention that led them to believe that (a) the Registration Statement or any amendment (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from those documents, as to which such counsel expresses no such belief), at the time such Registration Statement became effective or the date the Registration Statement was last deemed amended, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus or any amendment or supplement (except for the financial statements, financial statement schedules and other financial data included in or omitted from those documents, as to which such counsel expresses no such belief), as of the time of issuance of the Prospectus and on the date of rendering the opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

                  (c) The Company's General Counsel will also furnish to the Underwriters an opinion (which shall not be qualified by any knowledge or other qualifiers), dated the Closing Date and addressed to the Underwriters, to the effect that:

                           (i) Except as set forth in the Prospectus, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

                           (ii) All of the outstanding partnership interests of IOC and the shares of BridgeStreet have been duly and validly authorized and issued and (except for equity interests of IOC owned by third parties) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than security interests granted under the Company's Senior Credit Facility; and

                           (iii) All of the issued and outstanding shares of the Common Stock of the Company (including the Securities being sold hereunder by the Selling Stockholders) are validly issued and outstanding, fully paid and non-assessable.

                  (d) The Selling Stockholders shall have requested and caused Fried, Frank, Harris, Shriver & Jacobson, a partnership including professional corporations, counsel for the Selling Stockholders, to have furnished to the Underwriters their opinion dated the Closing Date and addressed to the Underwriters, to the effect that:

                           (i) this Agreement has been duly authorized, executed and delivered by the Selling Stockholders;

                           (ii) assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), the Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities;

                           (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by any Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

                           (iv) neither the sale of the Securities being sold by any Selling Stockholder nor the consummation of any other of the transactions herein contemplated by any Selling Stockholder or the fulfillment of the terms hereof by any Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the agreement of limited partnership of the Selling Stockholders or the terms of any indenture or other agreement or instrument known to such counsel and to which any Selling Stockholder is a party or bound, or any judgment, order or decree known to such counsel to be applicable to any Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Selling Stockholder.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Stockholders and public officials.

                  (e) The Underwriters shall have received from Proskauer Rose LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (f) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board or the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company in this Agreement that are not qualified by materiality are true and correct in all material respects and the representations and warranties of the Company in this Agreement that are qualified by materiality are true and correct in all respects, in each case on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (g) Each Selling Stockholder shall have furnished to the Underwriters a certificate, signed by an officer of the general partner of such Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

                  (h) The Company shall have requested and caused KPMG LLP and PriceWaterhouseCoopers LLP to have furnished to the Underwriters, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriters, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that KPMG LLP has performed a review of the unaudited interim financial information of the Company for the nine-month period ended September 30, 2003 and as at September 30, 2003, in accordance with Statement on Auditing Standards No. 100, and stating in effect that:

                           (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                           (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its Significant Subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the nine-month period ended September 30, 2003, and as at September 30, 2003; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and directors of the Company and committees of its board of directors; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Significant Subsidiaries as to transactions and events subsequent to September 30, 2003, nothing came to their attention which caused KPMG LLP to believe that:

                                    (1)      any unaudited financial statements
                           included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

                                    (2)      to the extent applicable, with
                           respect to the period subsequent to September 30, 2003, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or decreases in working capital of the Company and its Significant Subsidiaries as compared with the amounts shown on the September 30, 2003, consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from October 1, 2003 to said specified date there were any decreases, as compared with the corresponding period in the preceding year in total revenues, net operating income, income before minority interests and income taxes or in total or per share amounts of net income of the Company and its Significant Subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters;

                                    (3)      the information included or
                           incorporated by reference in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; or

                           (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Significant Subsidiaries) set forth in the Registration Statement and the Prospectus and in
                  Exhibit 12 to the Registration Statement, including the information set forth under the captions "Unaudited Pro Forma Combined Financial Information" and "Selected Historical Condensed Consolidated Financial Information" in the Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectus, and with respect to KPMG LLP the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's 10-Q, incorporated by reference in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its Significant Subsidiaries, excluding any questions of legal interpretation.

                           (iv) On the basis of a reading of the unaudited pro forma financial statements included or incorporated by reference in the Registration Statement and the Prospectus (the "pro forma financial statement"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to KPMG LLP's attention which caused them to believe that the pro forma financial statements do not comply as to form in all material aspects with the applicable accounting requirements of Rule 11-02 of Regulations S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                  References to the Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.

                  (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph
         (g) of this Section 6 or (ii) any change, or any development that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or
         (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                  (j) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

                  (k) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Underwriters.

                  (l) At or before the Execution Time, the Company shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto from each officer or director of the Company and a letter substantially in the form of Exhibit B hereto from Oak Hill Capital Partners, L.P., and Oak Hill Capital Management Partners, L.P., in each case addressed to the Underwriters.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to an Underwriter and counsel for such Underwriter, this Agreement and all obligations of an Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by any of the Underwriters with respect to itself. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Proskauer Rose LLP, counsel for the Underwriters, at 1585 Broadway, New York, New York 10036, on the Closing Date.

                  7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets, Inc., on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8.       Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto; or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of an Underwriter specifically for inclusion therein; provided, further, that with respect to any untrue statement or omission of material fact made in any Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent, but only to the extent, that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where the Company sustains the burden of proving to a court of competent jurisdiction that (w) the Company had previously timely furnished copies of an amended or supplemented Prospectus to such Underwriter, (x) delivery of the amended or supplemented Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in a Prospectus was corrected in the amended or supplemented Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the amended or supplemented Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each of the Selling Stockholders, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of the Selling Stockholders specifically for inclusion in the documents referred to in the foregoing indemnity, provided, however, that with respect to any untrue statement or omission of material fact made in any Prospectus, the indemnity agreement contained in this Section 8(b) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent, but only to the extent, that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where the Company sustains the burden of proving to a court of competent jurisdiction that (w) the Company had previously timely furnished copies of an amended or supplemented Prospectus to such Underwriter, (x) delivery of the amended or supplemented Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in a Prospectus was corrected in the amended or supplemented Prospectus and
         (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the amended or supplemented Prospectus. This indemnity agreement will be in addition to any liability which the Selling Stockholders may otherwise have.

                  (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder and each person who controls a Selling Stockholder within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth
         (i) in the last paragraph of the cover page regarding delivery of the Securities, (ii) under the heading "Underwriting",

         (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of each Underwriter for inclusion in any Preliminary Prospectus or the Prospectus.

                  (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantive rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or
         (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel in any relevant jurisdiction). An indemnifying party shall not be liable for any settlement effected without its prior written consent, such consent not to be unreasonably delayed, conditioned or withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (e)      In the event that the indemnity provided in paragraph
         (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

                  (f) The total liability of each Selling Stockholder under such Selling Stockholder's representations and warranties contained in
         Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the net proceeds received by such Selling Stockholder from the sale of the Securities to the Underwriter. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of any Underwriter under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

                  9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the sole discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a general banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the

Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed to 4501 N. Fairfax Drive, Arlington, VA 22203 or telefaxed to (703) 387-3101, and confirmed to it at attention of the Legal Department and Paul Weiss Rifkind Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064 or telefaxed to (212) 757-3990; attention:
Richard S. Borisoff, Esq.; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in
Schedule II hereto.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

         "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

         "Canadian Person" shall mean any person who is a national or resident of Canada, any corporation, partnership, or other entity created or organized in or under the laws of Canada or of any political subdivision thereof, or any estate or trust' the income of which is subject to Canadian Federal income taxation, regardless of its source (other than any non-Canadian branch of any United States or Canadian Person), and shall include any Canadian branch of a person other than a Canadian Person.

         "Commission" shall mean the Securities and Exchange Commission.

         "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

         "Preliminary Prospectus" shall mean any preliminary prospectus, including information incorporated by reference therein, referred to in paragraph l(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

         "Prospectus" shall mean the prospectus, including information incorporated by reference therein, relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

         "Registration Statement" shall mean the registration statement, including information incorporated by reference therein, referred to in paragraph l(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

         "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

         "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

         "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

                  18. Canada. Each of the Underwriters hereby covenants and agrees that it will not distribute the Securities in such a manner as to require the filing of a prospectus or similar document (excluding a private placement offering memorandum) with respect to the Securities under the laws of any Province or Territory in Canada.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

THE COMPANY:

INTERSTATE HOTELS & RESORTS, INC.

By: ______________________________
Name:
Title:

THE SELLING STOCKHOLDERS:

CGLH PARTNERS I LP

By: MK/CG-GP LLC
    General Partner

    By: CG Interstate Associates, LLC
        a Managing Member

        By: Continental Gencom Holdings, LLC
            its Sole Member

            By: ______________________________
            Name:
            Title: Member

            By: ______________________________
            Name:
            Title: Member

    By: KFP Interstate, LLC, a Managing Member

        By: KFP Holdings, Ltd., its Sole Member

            By: Grosvenor, L.C., its General Partner

            By: ______________________________
            Name:
            Title: Authorized Signatory

By: LB INTERSTATE GP LLC
    General Partner

    By: PAMI LLC
        its Sole Member

        By: ______________________________
        Name:
        Title: Authorized Signatory

CGLH PARTNERS II LP

By: MK/CG-GP LLC
    General Partner

    By: CG Interstate Associates, LLC
        a Managing Member

        By: Continental Gencom Holdings, LLC
            its Sole Member

            By: ______________________________
            Name:
            Title: Member

            By: ______________________________
            Name:
            Title: Member

    By: KFP Interstate, LLC, a Managing Member

        By: KFP Holdings, Ltd., its Sole Member

            By: Grosvenor, L.C., its General Partner

            By: ______________________________
            Name:
            Title: Authorized Signatory

By: LB INTERSTATE GP LLC
    General Partner

    By: PAMI LLC
        its Sole Member

        By: ______________________________
        Name:
        Title: Authorized Signatory

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

THE UNDERWRITERS:

CITIGROUP GLOBAL MARKETS INC.
For themselves and for the other Underwriters listed on Schedule I herein:

By: CITIGROUP GLOBAL MARKETS INC.

By: _______________________
Name:
Title:

                                   SCHEDULE I

                                                                                               NUMBER OF             NUMBER OF
                                                                                              UNDERWRITTEN         UNDERWRITTEN
                                       NUMBER OF UNDERWRITTEN     MAXIMUM NUMBER OF         SECURITIES TO BE     SECURITIES TO BE
                                          SECURITIES TO BE         SECURITIES TO BE          PURCHASED FROM       PURCHASED FROM
UNDERWRITERS                           PURCHASED  FROM COMPANY  PURCHASED FROM COMPANY           CGLH I               CGLH II
------------                           -----------------------  ----------------------      ----------------     ----------------
Citigroup Global Markets Inc.
388 Greenwich Street,
New York, NY 10013

Credit Lyonnais Securities (USA) Inc.
1301 Avenue of the Americas,
New York, NY 10019

SG Cowen Securities Corporation
1221 Avenue of the Americas,
New York, NY 10020

      Total..........................  =======================  ======================

                                   SCHEDULE II

                                       NUMBER OF UNDERWRITTEN
                                       ----------------------
                                        SECURITIES TO BE SOLD
                                        ---------------------
SELLING STOCKHOLDERS:

CGLH Partners I L.P.
c/o Lehman Brothers Holdings, Inc.
399 Park Avenue, 8th Floor
New York, NY  10022
Attention:  Joseph Flannery

CGLH Partners II L.P.
c/o Lehman Brothers Holdings, Inc.
399 Park Avenue, 8th Floor
New York, NY  10022
Attention:  Joseph Flannery

      Total..........................  =======================  ======================

                                                                       EXHIBIT A

               [LETTERHEAD OF OFFICER OR DIRECTOR OF CORPORATION]

                        Interstate Hotels & Resorts, Inc.
                         Public Offering of Common Stock

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), among Interstate Hotels & Resorts, Inc., a Delaware corporation (the "Company"), the Selling Stockholders named therein and you as the Underwriter named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the "Common Stock"), of the Company.

                  In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Citigroup Global Markets Inc.

                  If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                                                       EXHIBIT B

                         OAK HILL CAPITAL PARTNERS, L.P.
                   OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.
                           201 MAIN STREET, SUITE 3100
                              FORT WORTH, TX 76102

                        Interstate Hotels & Resorts, Inc.
                         Public Offering of Common Stock

                                                               November___, 2003

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                  This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), among Interstate Hotels & Resorts, Inc., a Delaware corporation (the "Company"), the Selling Stockholders named therein and you as the Underwriter named therein, relating to an underwritten public offering of Common Stock, $.01 par value (the "Common Stock"), of the Company.

         In order to induce you to enter into the Underwriting
Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than: (A) transfers by way of testate or intestate succession or by operation of law, (B) transfers to members of the immediate family of the undersigned or to a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held by the undersigned or by a member of the undersigned's immediate family,
(C) transfers to charitable organizations, (D) if the undersigned is, or controls, a corporation, partnership, limited liability company or similar entity, transfers to the stockholders, partners, members or similar persons of such entity, and (E)(i) exercising of options, warrants or rights existing on the date hereof or pursuant to currently outstanding options, warrants or rights; and (ii) in connection with an exercise of E(i) above, delivery to the Company of shares of Common Stock as payment of the exercise price for such options, warrants or rights, or the withholding taxes payable in connection with such exercise. (provided that in each case of a transfer pursuant to clauses (A)
- (D) of this sentence, the transferee shall have agreed to be bound by the restrictions on transfer contained above.)

                  In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter.

                  It is understood that, if the Company notifies you that it does not intend to proceed with the offering, if the Underwriting Agreement does not become effective or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock, the undersigned shall be released from its obligations under this letter.

                  The undersigned understands that the Company and the Underwriter will proceed with the offering in reliance on this letter.

                  Whether or not the offering actually occurs depends on a number of factors, including market conditions. Any offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

                             Yours very truly,

                             OAK HILL CAPITAL PARTNERS, L.P.

                             By: OHCP GENPAR, L.P., general partner

                             By: OHCP MGP, L.L.C., general partner

                             By: _________________________________

                             OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.

                             By: OHCP GENPAR, L.P., general partner

                             By: OHCP MGP, L.L.C., general partner

                             By: _________________________________

                                                                       EXHIBIT C

                                     JOINDER

         The undersigned, a proposed transferee (the "Transferee") of shares of Common Stock (the "Shares") of Interstate Hotels & Resorts, Inc., a Delaware corporation (the "Company"), from CGLH Partners I LP and CGLH Partners II LP (collectively, the "Transferor"), hereby agrees to be bound by all of the provisions of Section 5(ii)(a) of the Underwriting Agreement, dated as of _____, by and among the Transferor, Citigroup Global Markets, Inc., Credit Lyonnais Securities (USA) Inc., SG Cowen Securities Corporation and the Company which are applicable to the Transferor at the time of transfer of the Shares.

Dated as of ______________, __________